Calculation of Filing Fee Tables
S-8
Vireo Growth Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Subordinate Voting Shares not subject to outstanding awards	457(a)	61,449,788	$ 0.735	$ 45,165,594.18	0.0001531	$ 6,914.85
2	Equity	Subordinate Voting Shares subject to outstanding options	Other	19,533,208	$ 0.51	$ 9,961,936.08	0.0001531	$ 1,525.17
Total Offering Amounts:						$ 55,127,530.26		$ 8,440.02
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 8,440.02
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional subordinate voting shares (the "Shares") of Vireo Growth Inc. that may be offered and issued to prevent dilution resulting from share dividends, share splits, reverse share splits, combinations of shares, spin-offs, recapitalizations, mergers or similar capital adjustments as provided in the 2018 Equity Plan (the "2018 Plan") and the 2019 Equity Incentive Plan (the "2019 Plan" and together with the 2018 Plan, the "Plans"). Represents Shares that were added to the shares reserved for issuance under the 2019 Plan. Calculated in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices for the Shares reported on the OTCQX on August 13, 2025, which was $0.735 per share.

[2]	Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers an indeterminate number of additional Shares of Vireo Growth Inc. that may be offered and issued to prevent dilution resulting from share dividends, share splits, combinations of shares, spin-offs, recapitalizations, mergers or similar adjustments as provided in the Plans. Represents Shares that may be issued upon the exercise of outstanding options granted under the Plans. Based on weighted average exercise price of $0.51 of options granted under the Plans outstanding as of August 18, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A